EXHIBIT 5.22

[Letterhead of Pestalozzi Attorneys at Law Ltd]

Persons Listed in Schedule 1 Attached

Hereto (the “Addressees”)

Zurich, December 19, 2012

Registration Statement on Form F-4 – Legal Opinion of Swiss Counsel

Dear Sirs:

We have acted as special legal counsel as to matters of Swiss law to the Swiss SIG entities, namely SIG Combibloc Group AG with registered office in Neuhausen am Rheinfall, Switzerland and its subsidiaries SIG Combibloc Procurement AG, SIG allCap AG, SIG Technology AG, SIG Combibloc (Schweiz) AG and SIG Schweizerische Industrie-Gesellschaft AG (before its name change of June 4, 2012 known as SIG Reinag AG), each with its registered office in Neuhausen am Rheinfall, Switzerland (each a “Company”, and, collectively, the “Companies”) in connection with the registration statement on form F-4 (the “Registration Statement”) relating to the September 2012 Senior Secured Notes (as defined below) being filed by Reynolds Group Holdings Limited (“RGHL”).

We have received instructions from RGHL and on that basis we are delivering this opinion. As to questions of fact material to the opinions expressed herein, we have, without independent investigation, relied upon the indications contained in the Documents (as defined below), and have assumed that, except as expressly opined upon herein, all representations and warranties and other statements or indications made or to be made or given by parties therein with respect to matters of fact are true and accurate.

1.	FOREIGN LAW

We have not investigated the laws of any country other than the laws of Switzerland and this opinion is given only with respect to the laws of Switzerland in effect as of the date of this opinion, and no opinion is expressed with respect to any matter which may arise

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under the laws of any jurisdiction other than Switzerland. This opinion relates only to and should be construed in accordance with Swiss law as the same is in force at the date hereof.

2.	DOCUMENTS

For purposes of rendering the opinion expressed herein we have received originals or copies of the following documents and in rendering this opinion, we have reviewed originals or certified, conformed or reproduction copies of the documents listed in lit. (a) to lit. (h) below (the “Documents”):

(a)	a certified copy, dated December 14, 2012, of the current articles of incorporation of each of the Companies as filed with the Commercial Register of the Canton of Schaffhausen;

(b)	a copy of the organization by-laws of SIG Combibloc Group AG (formerly SIG Holding AG), dated July 7, 2008;

(c)	a copy of the organization by-laws of SIG Combibloc Procurement AG, dated November 4, 2009;

(d)	a certified extract from the Commercial Register of the Canton of Schaffhausen relating to each of the Companies, dated December 14, 2012 (the “Extracts”);

(e)	a copy of the executed resolution of the board of directors of SIG Combibloc Group AG, dated November 1, 2012, and a copy of the executed resolution of the board of directors of each of the other Companies, dated November 5, 2012 (together, the “Board Resolutions”) as well as a copy of the executed power of attorney of each of the Companies;

(f)	a copy of the minutes of the extraordinary shareholders’ meeting of each of the Companies held on November 5, 2012 (together, the “Shareholder Resolutions”);

(g)	a copy of the senior secured notes indenture dated September 28, 2012 (the “September 2012 Senior Secured Notes Indenture”) in respect of US$3,250,000,000 aggregate principal amount of senior secured notes due 2020 (the “September 2012 Senior Secured Notes” or the “New Secured Notes”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A. (together the “Issuers”), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the “Trustee”), The Bank of New York Mellon, London Branch, as paying agent (the “London Trustee”), and Wilmington Trust (London) Limited, as additional collateral agent (the “Additional Collateral Agent”); and

(h)

a copy of the executed supplemental indenture to the September 2012 Senior Secured Notes Indenture, dated as of November 7, 2012, among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the Trustee, as trustee, principal paying agent, registrar, transfer agent and collateral agent, the London

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Trustee, as paying agent, the Additional Collateral Agent, as additional collateral agent, and among others, the Companies as Senior Secured Note Guarantors (as defined in the September 2012 Senior Secured Notes Indenture);

(Documents listed in lit. (a) to lit. (f) above, collectively the “Corporate Documents”, the documents listed in lit. (g) and lit. (h) above, collectively the “Final Transaction Documents”).

3.	ASSUMPTIONS

We have assumed with your consent, in considering the above documents and in rendering this opinion and without any further enquiry:

(i)	the Corporate Documents are the only documents of each respective Company that govern the organisation and authorisation process of each Company;

(ii)	the genuineness and authenticity of all signatures and seals on all Documents;

(iii)	that each signature on a Document is the signature of the individual indicated next to such signature, or, where no name is indicated (in print or handwriting) next to a signature, it is assumed that the Document has been signed by authorized signatories;

(iv)	the conformity to the original documents and the completeness of all Documents that are submitted to us as facsimile copies or photocopies or as copies by way of electronic transmission and the authenticity and completeness of all original documents where photocopies, faxed copies or copies by way of electronic transmission have been submitted;

(v)	the legal capacity (Handlungsfähigkeit) of all natural persons executing any of the Documents;

(vi)	that all Documents, including all certificates, dated prior to the date of this opinion letter remain true and accurate on and as of the date hereof, have not been changed, amended or altered as of or prior to the date of this opinion letter, in particular that the Board Resolutions have not lapsed, have not been revoked and that the Board Resolutions are in full force and effect as of the date hereof;

(vii)	that each Board Resolution and each Shareholder Resolution respectively is a true record of the proceedings described therein which took place and such Board Resolution and Shareholder Resolution respectively remains in full force and effect without modification;

(viii)	the accuracy of all factual information contained in the Documents and that the Documents are all documents executed and delivered by the Companies in connection with the transactions described in the Documents; and

(ix)	that no fraud, duress, undue influence, misrepresentation, or material mistake of fact has occurred or is continuing in connection with the transactions contemplated by the Documents.

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4.	OPINION

Based upon the foregoing examination and assumptions and subject to the qualifications and exceptions set forth herein, and further subject to any matters not disclosed to us, it is our opinion so far as the laws of Switzerland are concerned, that:

(1)	each of the Companies is a share corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Switzerland; and

(2)	each of the Companies has the power and authority to execute and enter into the Final Transaction Documents to which it is a party and such Final Transaction Documents have been duly authorized, executed and delivered by the relevant Company.

5.	QUALIFICATIONS

This opinion is subject to the following qualifications:

(i)	We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. As the Final Transaction Documents are governed by foreign law only our understanding of the extent, scope and consequences of the obligations incurred by each of the Companies under the Final Transaction Documents is limited.

(ii)	The extracts from the commercial register: (i) do not necessarily reveal whether, as of the date to which they relate, a company has ceased its activities, is being wound-up, has been voided, or has been merged with another, a stay of proceedings has been decided by the court, or a declaration that the company has ceased its payments has been filed, or a petition has been filed or an order made for safeguard procedure, judicial rehabilitation or judicial liquidation, as notice of such matters may not need to be filed, may not have been filed immediately or may not have been entered on the record immediately; (ii) does not contain any information as to whether a composition with creditors is being negotiated or has been entered into, as notice of such matters is not filed with the commercial register; and do not reveal whether insolvency proceedings have been commenced outside of Switzerland.

(iii)	In this opinion, Swiss legal concepts are mostly expressed in English terms and not in their original German, French or Italian terms (none of which is controlling). The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder will be governed by Swiss law.

(iv)	Undertakings of a Swiss company which are predominantly for the benefit of its

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direct or indirect parent or sister companies are subject to the limitation imposed by the general principle that a Swiss company is only bound by acts within its corporate purpose, the protection of its capital (Article 680 of the Swiss Code of Obligations, “CO”) and the prevention of unlawful distributions (Article 678 CO). While it is our belief that the object clauses of the articles of incorporation of each of the Companies and the Swiss limitation languages in the Final Transaction Documents sufficiently takes into account these limitations imposed by mandatory Swiss law, there is no Supreme Court authority at this time which would confirm our understanding.

(v)	We offer no opinion as to any tax or custom duties questions (in particular to the tax effects and consequences of the execution and performance of the Final Transaction Documents and payments made thereunder), or as to any commercial, accounting, calculating, auditing or other non-legal matter.

(vi)	Our opinion is subject to limitations imposed by bankruptcy, insolvency (incl., but not limited to, Article 725 CO) liquidation or other similar law of general application and equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben).

(vii)	The opinion herein is expressed as of the date hereof with no duty on the part of us to inform you of any subsequent change in fact or law, or both, which would affect its accuracy.

We have not expressed, and hereby disclaim, any opinion with respect to the validity and enforceability of the Final Transaction Documents.

6.	CHOICE OF LAW AND RELIANCE

(i)	This opinion is governed by and to be construed in accordance with Swiss law. The exclusive place of jurisdiction is Zurich, Switzerland.

(ii)	This opinion is for the benefit of the Addressees in connection with the transactions referred to in this opinion letter and is strictly limited to the matters stated herein. It does not extend, and is not to be extended by implication, to any other matter.

(iii)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”) or the rules and regulations of the U.S. Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

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(iv)	Debevoise & Plimpton LLP may for the sole purpose of their exhibit 5 opinion to be provided in connection with the Registration Statement, rely on the opinions set forth under Section 4 (above) of our opinion letter.

Very truly yours,

Pestalozzi Attorneys at Law Ltd

/s/ Pestalozzi Attorneys at Law Ltd

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SCHEDULE 1: ADDRESSEES

Reynolds Group Holdings Limited

Level Nine

148 Quay Street

Auckland 1140 New Zealand

Reynolds Group Issuer Inc.

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer LLC

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer (Luxembourg) S.A.

6C Rue Gabriel Lippmann,

L-5365 Munsbach, Grand Duchy of Luxembourg

SIG allCap AG

Industrieplatz

8212 Neuhausen am Rheinfall, Switzerland

SIG Combibloc Group AG

Laufengasse 18

8212 Neuhausen am Rheinfall, Switzerland

SIG Combibloc Procurement AG

Laufengasse 18

8212 Neuhausen am Rheinfall, Switzerland

SIG Combibloc (Schweiz) AG

Laufengasse 18

8212 Neuhausen am Rheinfall, Switzerland

SIG Schweizerische Industrie-Gesellschaft AG

(before its name change of June 4, 2012 known as SIG Reinag AG)

Laufengasse 18

8212 Neuhausen am Rheinfall, Switzerland

SIG Technology AG

Laufengasse 18

8212 Neuhausen am Rheinfall, Switzerland